UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

September 2, 2012

Date of Report (Date of earliest event reported)

Medicis Pharmaceutical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7720 North Dobson Road

Scottsdale, Arizona 85256

(Address of principal executive offices) (Zip Code)

(602) 808-8800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On September 2, 2012, Medicis Pharmaceutical Corporation, a Delaware corporation (the “Company”), Valeant Pharmaceuticals International, a Delaware corporation (“Valeant”), Valeant Pharmaceuticals International, Inc., a Canadian corporation and Merlin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Valeant (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, upon consummation of the Merger (as defined below) each share of the Company’s Class A common stock, par value $0.014 per share (the “Shares”), issued and outstanding immediately prior to the Merger will convert into a right to receive $44.00 per Share (the “Per Share Merger Consideration”), without interest, and Merger Sub will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Valeant.

Upon consummation of the Merger, each option to acquire Shares (whether vested or unvested) that is outstanding immediately prior to the Merger will be cancelled in exchange for the right to receive the Per Share Merger Consideration minus the exercise price per Share. Each stock appreciation right relating to Shares (whether vested or unvested) that is outstanding immediately prior to the Merger will be canceled in exchange for the right to receive the Per Share Merger Consideration minus the exercise price per share of the stock appreciation right. Each Share that is subject to vesting restrictions will convert into a right to receive the Per Share Merger Consideration.

The completion of the Merger is subject to customary conditions, including the approval of the Company’s stockholders, the absence of any material adverse effect on the Company’s business and receiving antitrust approvals (including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).

The Merger Agreement contains customary representations, warranties and covenants by the Company and Valeant. The Company has agreed, among other things, not to solicit alternative transactions. The Company has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. In addition, each of the parties have agreed to use their reasonable best efforts to cause the Merger to be consummated. Subject to certain exceptions, the Merger Agreement also requires the Company to call and hold a stockholders’ meeting and for the Company’s board of directors (the “Board”) to recommend that the Company’s stockholders adopt the Merger Agreement.

The Merger Agreement may be terminated under certain circumstances, including by Valeant if the Board (i) makes a change to its recommendation in support of the Merger, (ii) fails to reaffirm its recommendation in support of the Merger within specified periods of time, or (iii) fails to recommend against a competing tender offer or exchange offer for outstanding Shares within certain periods of time. The Company may terminate the Merger Agreement prior to its adoption by the Company’s stockholders in the event that the Company receives an unsolicited proposal that the Board concludes, after following certain procedures, is a Superior Proposal (as defined in the Merger Agreement). In each of these cases, the Company may be required to pay Valeant a fee of $85 million and reimburse Valeant for up to $7.5 million in expenses (the “Termination Fee”). In addition, if either party terminates the Merger Agreement (i) under certain circumstances specified in the Merger Agreement and the Company has received an Acquisition Proposal (as defined in the Merger Agreement) or an Acquisition Proposal has been publicly announced and has not been publicly withdrawn prior to a specified time and (ii) the Company enters into an agreement to consummate, or actually consummates, certain alternative transactions within twelve (12) months after such termination, the Company may be required to pay Valeant the Termination Fee.

The Merger Agreement has been approved by the boards of directors of both Valeant and the Company, and the Board has determined that the Merger is fair to, and in the best interests of, the Company and its stockholders, approved and declared advisable the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement and recommended that stockholders of the Company adopt the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Valeant. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure letter provided by the Company to Valeant in connection with the signing of the Merger Agreement. The confidential disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company and Valeant rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or Valeant.

Deutsche Bank Settlement Agreement

On September 2, 2012, the Company entered into a settlement agreement (the “DB Settlement Agreement”) with Deutsche Bank AG, London Branch (the “DB Option Counterparty”) (an affiliate of Deutsche Bank Securities Inc., which is acting as financial advisor to the Company in connection with the Merger) to provide for settlement of the privately negotiated convertible note hedge transactions (the “DB Note Hedge Transactions”) that the Company entered into with the DB Option Counterparty on May 10, 2012 and May 11, 2012, upon the occurrence of certain events in connection with the Merger. Upon the public announcement, if any, that the Merger has closed, or upon the occurrence of certain other specified events, the DB Option Counterparty will be obligated to pay to the Company, in lieu of any payment or delivery otherwise due under the DB Note Hedge Transactions, a specified settlement amount per “Relevant Note Hedging Unit” (as defined in the DB Settlement Agreement) on the “Payment Date” (as defined in the DB Settlement Agreement), in full satisfaction of the respective rights and obligations of the parties under the DB Note Hedge Transactions in respect of such Relevant Note Hedging Units.

In addition, the DB Settlement Agreement provides for settlement of the separate, privately negotiated warrant transactions (the “DB Warrant Transactions”), that the Company entered into with the DB Option Counterparty on May 10, 2012 and May 11, 2012, upon the occurrence of certain events in connection with the Merger. Upon the public announcement, if any, that the Merger has closed, or upon the occurrence of certain other specified events, the Company will be obligated to pay the DB Option Counterparty, in lieu of any payment or delivery otherwise due under the DB Warrant Transactions, a specified settlement amount per “Relevant Warrant” (as defined in the DB Settlement Agreement) on the Payment Date, in full satisfaction of the respective rights and obligations of the parties under the DB Warrant Transactions in respect of such Relevant Warrants.

Notwithstanding the foregoing description, the DB Settlement Agreement provides that (i) the aggregate settlement amounts payable by the DB Option Counterparty to the Company minus (ii) the aggregate settlement amounts payable by the Company to the DB Option Counterparty, in each case, under the DB Settlement Agreement on the Payment Date, will not exceed a specified amount. The DB Settlement Agreement is subject to termination or renegotiation upon the occurrence of certain events.

The foregoing description of the DB Settlement Agreement is qualified in its entirety by the copy thereof which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 3, 2012, the Company and Valeant issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

On September 3, 2012, the Company disseminated certain communication materials which are attached hereto as Exhibit 99.2 and incorporated herein by reference.

The information in Exhibits 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated as of September 2, 2012, among Medicis Pharmaceutical Corporation, Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc. and Merlin Merger Sub, Inc.

10.1	Settlement Agreement, dated as of September 2, 2012, between Medicis Pharmaceutical Corporation and Deutsche Bank AG, London Branch

99.1	Joint Press Release issued by Medicis Pharmaceutical Corporation and Valeant Pharmaceuticals International on September 3, 2012

99.2	Medicis Pharmaceutical Corporation communications

Additional Information About the Acquisition and Where to Find It

A meeting of the stockholders of the Company will be announced soon to obtain stockholder approval of the proposed transaction. The Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant documents in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. The Company’s stockholders are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about the Company, Valeant and the proposed transaction. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.medicis.com or by sending a written request to Medicis at 7720 North Dobson Road, Scottsdale, Arizona 85256, Attention: Chief Legal Officer.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Medicis’ stockholders in connection with the proposed transaction, and any interest they have in the proposed transaction, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2012 and the proxy statement for the Company’s 2012 Annual Meeting of Stockholders filed with the SEC on April 4, 2012.

Forward-Looking Statements

This filing may include predictions, estimates and other information that may be considered forward-looking statements, including, without limitation, statements relating to the completion of this transaction. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company may be unable to obtain stockholder approval as required for the transaction; (2) conditions to the closing of the transaction may not be satisfied; (3) the transaction may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the transaction; (5) the outcome of any legal proceedings related to the transaction; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement; (8) the ability to recognize benefits of the transaction; (9) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (10) other risks to consummation of the transaction, including the risk that the transaction will not be consummated within the expected time period or at all. If the transaction is consummated, our stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth. Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICIS PHARMACEUTICAL CORPORATION

Date: September 4, 2012	By:	/s/ Seth L. Rodner
Seth L. Rodner
Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 2, 2012, among Medicis Pharmaceutical Corporation, Valeant Pharmaceuticals International, Valeant Pharmaceuticals International, Inc. and Merlin Merger Sub, Inc.

10.1	Settlement Agreement, dated as of September 2, 2012, between Medicis Pharmaceutical Corporation and Deutsche Bank AG, London Branch

99.1	Joint Press Release issued by Medicis Pharmaceutical Corporation and Valeant Pharmaceuticals International on September 3, 2012

99.2	Medicis Pharmaceutical Corporation communications